Exhibit 99.1
NEWS RELEASE

August 2, 2007	Contact: Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE	(301) 429-2642
Washington, DC
RADIO ONE, INC. REPORTS
SECOND QUARTER RESULTS
Washington, DC: — Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended June 30, 2007. Net broadcast revenue was approximately $86.1 million, a decrease of 6% from the same period in 2006. Station operating income1 was approximately $38.5 million, a decrease of 14% from the same period in 2006. Operating income was approximately $9.8 million, a decrease of 67% from the same period in 2006. Net loss (including one-time impairment charges of $15.9 million related to intangible assets) was approximately ($7.6) million or ($0.08) per diluted share, a decrease from the reported net income of approximately $8.1 million in the same period in 2006.
Alfred C. Liggins, III, Radio One’s CEO and President stated, “While this quarter was another difficult one for the radio industry, I am pleased that, excluding our LA operations, we actually outperformed our markets slightly from a local revenue perspective, which continues to be the foundation for our business. Looking into the third quarter, we may be seeing some signs of improvement although the markets are very choppy, business is booking later and later and significant hurdles remain. Our diversification into a broad-based media company consisting of radio, cable, internet and print is beginning to coalesce, as we continue to identify new and myriad ways to satisfy our advertiser client base. This transition from a pure-play radio company to a media company is longer-term in nature, but I am confident that our team is up to the challenges and opportunities we have before us.”
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Exhibit 99.1
PAGE 2 — RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS
RESULTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
	(in thousands)		(in thousands)
STATEMENT OF OPERATIONS DATA:

NET BROADCAST REVENUE	$86,136	$91,423	$163,352	$168,420

OPERATING EXPENSES:

Programming and technical	19,469	18,698	39,093	37,059
Selling, general and administrative	28,205	27,947	53,746	52,397
Corporate expenses	7,810	6,299	15,104	12,969
Non-cash compensation	301	394	557	675
Stock-based compensation	814	1,371	1,668	2,715
Depreciation and amortization	3,870	3,437	7,793	7,378
Impairment of long-lived assets	15,901	—	15,901	—

Total operating expenses	76,370	58,146	133,862	113,193

Operating income	9,766	33,277	29,490	55,227

INTEREST INCOME	294	204	560	541

INTEREST EXPENSE	18,577	18,060	36,645	35,346

EQUITY IN LOSS OF AFFILIATED COMPANY	3,308	453	3,800	934

OTHER INCOME (EXPENSE), NET	—	10	(8)	(265)

(Loss)/Income before (benefit)/provision for income taxes, minority interest in income of subsidiaries and discontinued operations	(11,825)	14,978	(10,403)	19,223

(BENEFIT)/PROVISION FOR INCOME TAXES	(4,223)	7,506	(3,892)	8,813
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	919	364	1,826	1,038

Net (loss)/income from continuing operations	(8,521)	7,108	(8,337)	9,372

INCOME FROM DISCONTINUED OPERATIONS, net of tax	905	996	1,466	1,325

Net (loss)/income	$(7,616)	$8,104	$(6,871)	$10,697

Weighted average shares outstanding — basic[2]	98,711	98,711	98,711	98,706

Weighted average shares outstanding — diluted[3]	98,825	98,711	98,788	98,722
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Exhibit 99.1
PAGE 3 — RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA — basic and diluted:

Net (loss)/income per share	$(0.08)	$0.08	$(0.07)	$0.11

SELECTED OTHER DATA:

Station operating income	$38,462	$44,778	$70,513	$78,964
Station operating income margin (% of net revenue)	45%	49%	43%	47%
Station operating income reconciliation:
Net (loss)/income	$(7,616)	$8,104	$(6,871)	$10,697
Plus: Depreciation and amortization	3,870	3,437	7,793	7,378
Plus: Corporate expenses	7,810	6,299	15,104	12,969
Plus: Non-cash compensation	301	394	557	675
Plus: Stock-based compensation	814	1,371	1,668	2,715
Plus: Equity in loss of affiliated company	3,308	453	3,800	934
Plus: (Benefit)/Provision for income taxes	(4,223)	7,506	(3,892)	8,813
Plus: Minority interest in income of subsidiaries	919	364	1,826	1,038
Plus: Interest expense	18,577	18,060	36,645	35,346
Plus: Impairment of long-lived assets	15,901	—	15,901	—
Less: Income from discontinued operations	905	996	1,466	1,325
Less: Interest income	294	204	560	541
Less: Other income/(expense)	—	10	(8)	(265)

Station operating income	$38,462	$44,778	$70,513	$78,964

Adjusted EBITDA[4]	$29,537	$36,724	$53,176	$62,340
Adjusted EBITDA reconciliation:
Net (loss)/income	$(7,616)	$8,104	$(6,871)	$10,697
Plus: Depreciation and amortization	3,870	3,437	7,793	7,378
Plus: (Benefit)/Provision for income taxes	(4,223)	7,506	(3,892)	8,813
Plus: Interest expense	18,577	18,060	36,645	35,346
Less: Interest income	294	204	560	541

EBITDA	$10,314	$36,903	$33,115	$61,693
Plus: Equity in loss of affiliated company	3,308	453	3,800	934
Plus: Minority interest in income of subsidiaries	919	364	1,826	1,038
Plus: Impairment of long-lived assets	15,901	—	15,901	—
Less: Income from discontinued operations	905	996	1,466	1,325

Adjusted EBITDA	$29,537	$36,724	$53,176	$62,340

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Exhibit 99.1
PAGE 4 — RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS

	June 30,	December 31,
	2007	2006
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$25,980	$32,406
Intangible assets, net	1,958,980	1,978,257
Total assets	2,180,817	2,195,210
Total debt (including current portion)	937,500	937,527
Total liabilities	1,167,559	1,176,963
Total stockholders’ equity	1,011,453	1,018,267
Minority interest in subsidiaries	1,805	(20)

	Current Amount	Applicable Interest
	Outstanding	Rate (b)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2012)	$25,000	5.97%
Senior bank term debt (swap matures 6/16/2010)	25,000	5.77%
Senior bank term debt (swap matures 6/16/2008)	25,000	5.63%
Senior bank term debt (at variable rates) (a)	225,000	approximately 6.88%
Senior bank term debt (at variable rates) (a)	137,500	approximately 6.88%
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%

(a)	Subject to rolling 90-day LIBOR plus a spread currently at 1.50% and incorporated into the rate set forth above. This tranche is not covered by swap agreements described in footnote (b).

(b)	Under its swap agreements, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. As of June 30, 2007, that spread was 1.50% and is incorporated into the applicable interest rates set forth above.
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Exhibit 99.1
PAGE 5 — RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS
Net broadcast revenue decreased to approximately $86.1 million for the quarter ended June 30, 2007, from approximately $91.4 million for the quarter ended June 30, 2006, a decline of 6%. The decrease in net broadcast revenue was due primarily to a significant decline in net broadcast revenue from our Los Angeles station, a decline in Reach Media’s net revenue associated with advertising for the Tom Joyner television series which ended in September 2006, and a decline in overall radio industry revenue in the markets in which we operate. These declines were slightly offset by increased net revenue resulting from the consolidation of the April through June 2007 operating results of Giant Magazine, which was acquired in December 2006. Net broadcast revenue is reported net of agency and outside sales representative commissions of approximately $10.3 million and $11.2 million for the quarters ended June 30, 2007 and 2006, respectively.
Operating expenses, excluding depreciation and amortization, stock-based compensation, impairment of long-lived assets and non-cash compensation increased to approximately $55.5 million from approximately $52.9 million for the quarters ended June 30, 2007 and 2006, respectively, an increase of 5%. The increase in operating expenses resulted primarily from legal and professional fees associated with the investigation of our past stock option practices, the consolidation of the April through June 2007 operating results of Giant Magazine, music royalties, research, and new expenses associated with two recently acquired or operated stations. These increased expenses were partially offset by a reduction in television production costs associated with the now ended Tom Joyner television series. Excluding the one-time impairment charge and the operating results of Giant Magazine, operating expenses increased 2% for the three months ended June 30, 2007, compared to the same period in 2006.
Stock-based compensation decreased to approximately $0.8 million from approximately $1.4 million for the quarters ended June 30, 2007 and 2006, respectively, a decline of 41%. Stock-based compensation consists of expenses associated with our January 1, 2006 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment,” and expenses associated with restricted stock grants. The decrease in stock-based compensation was due to the completion of the vesting period for certain stock option grants.
Depreciation and amortization expense increased to approximately $3.9 million for the quarter ended June 30, 2007 from approximately $3.4 million for the quarter ended June 30, 2006, an increase of 13%. The increase was primarily due to an increase in amortization for the WMOJ-FM intellectual property acquisition made in September 2006 and an increase in depreciation for capital expenditures made since June 30, 2006.
Impairment of long-lived assets expense was approximately $15.9 million for the quarter ended June 30, 2007, compared to $0 for the same period in 2006. The impairment of intangible assets reflects a charge taken for the impairment of goodwill and radio broadcasting licenses associated with various markets.
Interest expense increased to approximately $18.6 million for the quarter ended June 30, 2007 from approximately $18.1 million for the quarter ended June 30, 2006, a 3% increase. The increase in interest expense during the three months ended June 30, 2007 resulted primarily from fees associated with the operation of WPRS-FM (formerly WXGG-FM) pursuant to a local marketing agreement (LMA). The increase also resulted from higher market interest rates on the variable portion of our debt, which was partially offset by interest savings from debt pay downs made since June 30, 2006, resulting in lower overall net borrowings as of June 30, 2007.
Equity in loss of affiliated company increased to $3.3 million for the quarter ended June 30, 2007 from approximately $0.5 million for the same period in 2006. The increase in the loss is attributable to a step-up in the percentage share of losses in 2007 driven by specialized accounting guidance related to TV One’s current capital structure.
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Exhibit 99.1
PAGE 6 — RADIO ONE, INC. REPORTS SECOND QUARTER RESULTS
Income taxes decreased to a benefit of approximately ($4.2) million for the quarter ended June 30, 2007 from a provision of approximately $7.5 million for the quarter ended June 30, 2006. The decrease to the provision was due to lower pre-tax income, valuation allowances for charitable contributions, and the tax treatment of the impairment charge and net operating losses for certain state carryforwards. For the quarter ended June 30, 2007, our effective tax rate is 35.7%; however, excluding the tax impact of certain discrete items specific to the quarter, our effective rate for the quarter ended June 30, 2007 was 46.8%. The discrete items relate to the tax impact of the impairment charge and the cancellation of non-qualified stock options. During the quarter ended June 30, 2006 our effective tax rate was 50.1%. As of June 30, 2007, our annual effective tax rate is projected at 54.8%, which is impacted by the permanent differences between income subject to tax for book purposes versus tax purposes.
Income from discontinued operations, net of tax, was $905,000 for the quarter ended June 30, 2007, compared to $996,000 for the same period in 2006, a decrease of 9%. Income from discontinued operations, net of tax, is due to agreements to sell the assets of all our radio stations in the Dayton market, our Minneapolis station, and five of our six stations in the Louisville market for approximately $104.0 million in cash.
Other pertinent financial information for the quarter ended June 30, 2007 includes capital expenditures of approximately $2.5 million, compared to approximately $3.8 million for the quarter ended June 30, 2006. Additionally, as of June 30, 2007, Radio One had total debt (net of cash balances) of approximately $911.5 million.
In July 2007, we closed on the agreement to acquire the assets of WDBZ-AM, a radio station located in the Cincinnati metropolitan area, for approximately $2.6 million in seller financing. We had been operating WDBZ-AM pursuant to a LMA since August 2001.
In June 2007, we entered into an agreement to sell the assets of our radio station KTTB-FM, located in the Minneapolis metropolitan area, to Northern Lights Broadcasting, LLC for approximately $28.0 million in cash. We expect to complete this disposition during the second half of 2007.
In May 2007, we entered into an agreement to sell the assets all of our radio stations located in the Dayton market and five of our six radio stations located in the Louisville market to Main Line Broadcasting, LLC for approximately $76.0 million in cash. We expect to complete this disposition during the second half of 2007.
In April 2007, we entered into an agreement to acquire the assets of WPRS-FM (formerly WXGG-FM), a radio station located in the Washington DC metropolitan area, and an LMA with Bonneville International Corporation to operate the radio station pending the completion of the acquisition. We began broadcasting with a contemporary inspirational format to complement our existing presence in the Washington, DC market. We expect to complete this acquisition during the first half of 2008.
Radio One will hold a conference call to discuss its results for the second quarter of 2007. This conference call is scheduled for Thursday August 2, 2007 at 10:00 a.m. Eastern Time. Interested parties should call 612-332-0923 at least five minutes prior to the scheduled time of the call. The conference call will be recorded and made available for replay from 1:30 p.m. Eastern Time the day of the call, until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 320-365-3844; access code 881402. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven business days following the call.
Radio One, Inc. (www.radio-one.com) is one of the nation’s largest radio broadcasting companies and the largest radio broadcasting company that primarily targets African-American and urban listeners. Pro forma for recently announced transactions, Radio One owns and/or operates 60 radio stations located in 19 urban markets in the United States. Additionally, Radio One owns Magazine One, Inc. (d/b/a Giant Magazine) (www.giantmag.com), interests in TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans and Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner. Radio One also operates the only nationwide African-American news/talk network on free radio and programs “XM 169 The POWER,” an African-American news/talk channel, on XM Satellite Radio.
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Exhibit 99.1
PAGE 7 — RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS
Notes:
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, and 10-Q and other filings with the Securities and Exchange Commission.

1	“Station operating income” consists of net (loss)/income before depreciation and amortization, (benefit)/provision for income taxes, interest income, interest expense, equity in loss of affiliated company, minority interest in income of subsidiaries, impairment of long-lived assets, other income (expense), corporate expenses, stock-based and non-cash compensation expenses and income from discontinued operations, net of tax. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes provision, investments, debt financings, overhead, and stock-based and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

2	For the three months ended June 30, 2007 and 2006, Radio One had 98,824,762 and 98,710,633 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.

3	For the six months ended June 30, 2007 and 2006, Radio One had 98,787,687 and 98,721,516 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.

4	“Adjusted EBITDA” consists of net (loss)/income plus (1) depreciation, amortization, (benefit)/provision for income taxes, interest expense, equity in loss of affiliated company, impairment of long-lived assets, and minority interest in income of subsidiaries less (2) income from discontinued operations, net of tax, and interest income. Net income before interest income, interest expense, provision for income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, our (benefit)/provision for income tax expense, as well as our equity in loss of our affiliated company and income from discontinued operations. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.
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